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                                                                    EXHIBIT 11.1

                       COMPUTATION OF NET INCOME PER SHARE
                     (IN MILLIONS, EXCEPT SHARE INFORMATION)


                                        For the Year Ended          For the Year Ended           For the Year Ended
                                        December 31, 2003            December 31, 2002            December 31, 2001
                                     ------------------------     ------------------------    ------------------------
                                       Basic        Diluted         Basic        Diluted        Basic        Diluted
                                     ----------    ----------     ----------    ----------    ----------    ----------
Income before cumulative effect
  of a change in accounting
  principle                          $    380.5    $    380.5     $    311.5    $    311.5    $     26.3    $     26.3
Cumlative effect of a change in
  accounting principle, net of tax                          -          298.5         298.5             -             -
                                     ----------    ----------     ----------    ----------    ----------    ----------

Net income                           $    380.5    $    380.5     $     13.0    $     13.0    $     26.3    $     26.3
                                     ==========    ==========     ==========    ==========    ==========    ==========

Weighted average shares:
  Common shares outstanding          66,689,757    66,689,757     65,365,218    65,365,218    63,977,391    63,977,391
  Exercise of stock options (1)               -     1,843,755              -     1,691,921             -     1,327,643
  Exercise of warrants (2)                    -             -              -             -             -             -
                                     ----------    ----------     ----------    ----------    ----------    ----------

Common and equivalent shares
  outstanding                        66,689,757    68,533,512     65,365,218    67,057,139    63,977,391    65,305,034
                                     ==========    ==========     ==========    ==========    ==========    ==========

Per common and equivalent share:
  Income before cumulative effect
  of a change in accounting
  principle                          $     5.71    $     5.55     $     4.77    $     4.65    $     0.41    $     0.40
Cumulative effect of a change in
  accounting principle                        -             -           4.57          4.46             -             -
                                     ----------    ----------     ----------    ----------    ----------    ----------

  Net income                         $     5.71    $     5.55     $     0.20    $     0.19    $     0.41    $     0.40
                                     ==========    ==========     ==========    ==========    ==========    ==========


                                        For the Year Ended          For the Year Ended
                                         December 31, 2000           December 31, 1999
                                     ------------------------    -------------------------
                                       Basic        Diluted        Basic         Diluted
                                     ----------    ----------    ----------     ----------
Income before cumulative effect
  of a change in accounting
  principle                          $    274.7    $    274.7       $ 257.1     $    257.1
Cumlative effect of a change in
  accounting principle, net of tax              -             -             -              -
                                     ----------    ----------    ----------     ----------

Net income                           $    274.7    $    274.7       $ 257.1     $    257.1
                                     ==========    ==========    ==========     ==========

Weighted average shares:
  Common shares outstanding          65,176,499    65,176,499    66,922,844     66,922,844
  Exercise of stock options (1)               -       664,465             -        820,308
  Exercise of warrants (2)                    -             -             -              -
                                     ----------    ----------    ----------     ----------

Common and equivalent shares
  outstanding                        65,176,499    65,840,964    66,922,844     67,743,152
                                     ==========    ==========    ==========     ==========

Per common and equivalent share:
  Income before cumulative effect
   of a change in accounting
   principle                         $     4.21    $     4.17    $     3.84     $     3.80
  Cumulative effect of a change in
   accounting principle                       -             -             -              -
                                     ----------    ----------    ----------     ----------

  Net income                         $     4.21    $     4.17    $     3.84     $     3.80
                                     ==========    ==========    ==========     ==========

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(1)    Amount represents the number of common shares issued assuming exercise of stock options outstanding, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.